Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of July 17, 2014, between Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”) and BRE/Hawaii Holdings LLC, a Delaware limited liability company (together with its successors and assigns, the “Investor”).

WHEREAS, the Company, Sunstone Hotel Acquisitions, LLC, a Delaware limited liability company, and BRE/Wailea LLC have entered into the Real Estate Purchase Agreement, dated as of June 19, 2014 (the “Purchase Agreement”), pursuant to which the Company agreed, among other things, to issue 4,034,970 shares of its common stock, par value $0.01 per share (the “Common Stock”), to the Investor; and

WHEREAS, the Company desires to provide the Investor with certain registration rights with respect to the Common Stock to be issued to the Investor pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.                                      DEFINITIONS.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate”: with regard to a Person, a Person that controls, is controlled by, or is under common control with, such original Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Closing Date”: as defined in the Purchase Agreement.

“Commission”: the Securities and Exchange Commission or any other applicable Federal agency at the time administering the Securities Act.

“Company”: as defined in the preamble, and shall include, where the context requires any Person into which the Company is merged or with which the Company is consolidated.

“Demand Registration”: an effective registration pursuant to a request made by the Investor pursuant to Section 2.1; provided, however, that a registration shall not count as a Demand Registration unless the Investor is able to register all of the Shares requested to be included in such registration.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Overhang Risk”: a substantial risk that the sale of some or all of the Shares sought to be sold will substantially reduce the proceeds or price per Share to be derived from the sale.

“Person”: an individual, partnership, corporation, company (including a limited liability company), trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Resale Rules”: as defined in Section 3.3.

“Securities Act”: the Securities Act of 1933, as amended.

“Shares”: the shares of Common Stock issued to the Investor pursuant to the Purchase Agreement, and any other securities that subsequently may be issued or issuable by the Company pursuant to the Purchase Agreement or as a result of a stock split or dividend or other similar transaction involving the Shares and any securities into which the Shares may thereafter be changed or exchanged as a result of the reincorporation of the Company or merger, consolidation, recapitalization or other similar transaction.

“Shelf Registration”: as defined in Section 4.9 of the Purchase Agreement.

“Violation”: as defined in Section 3.2(a).

2.                                      REGISTRATION RIGHTS.

2.1                               Demand Registration.  During the period from and after the Closing Date, if the Company has not maintained the effectiveness of the Shelf Registration, the Investor may request the Company to file a registration statement to register the resale of some or all of the Investor’s Shares, which registration statement will contemplate the ability of the Investor to do an underwritten offering. The Investor shall be entitled to one Demand Registration.  The Company’s obligations in this Section 2.1 are subject to Section 2.3.

2.2                               Shelf Registration.  The Company shall use reasonable best efforts to cause the Shelf Registration to be continuously effective so long as there are any Shares outstanding.  In connection with the Shelf Registration, the Company will, as promptly as reasonably practicable upon notice from the Investor requesting a shelf take-down, cooperate in any such shelf take-down by amending or supplementing the prospectus related to such registration as may be reasonably requested by the Investor or as may be otherwise required to effect the sale of the Shares to be sold thereunder. The Company’s obligation to maintain the effectiveness of the Shelf Registration shall terminate at such time as the Investor’s Shares are freely tradeable pursuant to the Resale Rules without limitations (including any limitation on volume or manner of sale).  The Company’s obligations in this Section 2.2 are subject to Section 2.3.

2.3                               Company’s Ability to Postpone. The Company shall have the right to postpone the filing or effectiveness of a registration statement under Section 2.1 and each proposed sale of Shares by the Investor under an effective registration statement under Section 2.1 or 2.2, for a reasonable period of time (not exceeding 60 days) (the “Blackout Period”) if the Company furnishes the Investor with a certificate signed by the Chief Executive Officer of the Company stating that the Company’s board of directors, in its good faith judgment, has determined that effecting the registration or sale at such time would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company; provided, that the Blackout Period shall terminate if effecting the registration or sale would cease to adversely affect any such transaction (whether because such transaction shall have been disclosed, abandoned or otherwise), or if the applicable information has been disclosed or if the disclosure of such information would cease to have a material adverse effect upon the Company, as the case may be, and the Company shall provide the Investor with prompt notice of the termination of the Blackout Period; provided, further, however, that notwithstanding anything herein to the contrary, the Company shall only be entitled to exercise its rights under this Section on one occasion during any 9-month period; provided further, however, that during any such Blackout Period, the Company shall also delay the filing or effectiveness of, and shall not sell or permit a sale under, any registration statement with respect to any securities of the Company to be sold by the Company or by any other stockholders of the Company.

2.4                               Registration Procedures. If and whenever the Company is required by any of the provisions of this Article 2 to effect the registration of any of the Shares under the Securities Act, the Company shall use its best efforts to effect the registration and the sale of such Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)                                 prepare and, in the case of a Demand Registration, no later than 45 days after a request for a Demand Registration, file with the Commission a registration statement with respect to such Shares and use its reasonable efforts to cause such registration statement to become effective as promptly as practicable, and remain effective for as long as shall be necessary to complete the distribution of the Shares so registered; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Investor copies of all such documents proposed to be filed, to the extent specifically requested by such counsel, including documents that are to be incorporated by reference into the registration statement, amendment or supplement, which documents shall be subject to the review and reasonable comment of such counsel;

(b)                                 notify the Investor when a registration statement or any amendment thereto has been filed and when it has become effective;

(c)                                  prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Shares covered by such registration statement;

(d)                                 furnish to the Investor such numbers of copies of the registration statement, each amendment or supplement thereto, a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Investor may reasonably request, in order to facilitate the public sale or other disposition of the Shares covered by such registration statement (it being understood that the Company consents to the use of such prospectus and any amendment or supplement thereto by the Investor and the underwriters, if any, in connection with the offering and sale of the Shares thereby);

(e)                                  use its reasonable efforts to (i) register and qualify the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Investor shall reasonably request, (ii) keep such registration or qualification in effect for so long as such registration statement remains in effect, (iii) cooperate with the Investor and the underwriters, if any, and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority and (iv) do any and all other acts and things reasonably requested by the Investor to assist it to consummate the public sale or other disposition in such jurisdictions of the Shares owned by the Investor, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

(f)                                   otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(g)                                  use its reasonable efforts to list and thereafter to maintain the listing of such Shares covered by such registration statement on any securities exchange or interdealer quotation system on which the shares of Common Stock of the Company are then listed, if the listing or quotation of such Shares is then permitted under the rules of such exchange or interdealer quotation system;

(h)                                 if the Investor intends to dispose of its Shares through an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary and usual form, with the managing underwriter of such underwritten offering, including, without limitation, to obtain an opinion of counsel to the Company and a “comfort letter” from the independent public accountants to the Company in the usual and customary form for such underwritten offering;

(i)                                     promptly notify the Investor of the happening of any event of which it has knowledge as a result of which the prospectus included in the registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of the Investor (subject to the Company’s ability to postpone such filing pursuant to Section 2.3 hereof), the Company shall promptly prepare, file and furnish to the Investor a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, that the Investor shall refrain from selling any Shares until such supplement or amendment to the prospectus has been filed;

(j)                                    make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such registration statement for sale in any jurisdiction, the Company shall promptly notify the Investor and use its best efforts to obtain the prompt withdrawal of such order;

(k)                                 make the Company’s executive officers available for presentations to investors to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon (including, without limitation, to the extent customary, senior management attendance at due diligence meetings with the underwriters and their counsel and road shows); and provide the Investor, the underwriter and their respective counsel and accountants such access to its books and records, all as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act;

(l)                                     deliver promptly to Investor’s counsel copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement; and

(m)                             upon the request of the Investor, take any and all other actions which may be reasonably necessary to complete the registration and thereafter to complete the distribution of the Shares so registered.

2.5                               Underwritten Offering.

(a)                                 If the proposed sale by the Investor in a Demand Registration or Shelf Registration is an underwritten offering, the Investor shall (together with the Company as provided in Section 2.4(h)), enter into an underwriting agreement in customary and usual form with the managing underwriter selected for such underwriting by the Investor.  For the avoidance of doubt, the Investor shall not be required, without its approval, to enter into any underwriting agreement contemplated by this Agreement that does not contain terms acceptable to it in its discretion.  The Investor hereby agrees that it may not participate in any underwritten offering hereunder unless it (i) agrees to sell its Shares on the basis provided in the underwriting agreement and (ii) completes and executes all questionnaires, powers of attorney and other documents reasonably required under the terms of the underwriting agreement or by the Company.

(b)                                 The Investor may not make more than one underwritten offering whether pursuant to a Demand Registration or Shelf Registration.  For this purpose, “underwritten offerings” do not include block purchases from the Investor by brokers or dealers without any marketing efforts by the Company or the Investor.

3.                                      PROVISIONS APPLICABLE TO REGISTRATION RIGHTS.

3.1                               Expenses.

All expenses incurred in any Shelf Registration or Demand Registration (or any attempted Shelf Registration or Demand Registration that is not consummated) shall be paid by the Company, including, without limitation, (i) the fees and expenses of its counsel, and fees and expenses related to the preparation, printing and distribution of the registration statement and the prospectus used in connection therewith and any amendment or supplement thereto, (ii) any necessary accounting expenses, including any special audits which shall be necessary to comply with governmental requirements in connection with any such registration, including the expense related to any comfort letters and (iii) all registration and filing fees, listing fees and all fees and expenses of complying with the securities or blue sky laws of any jurisdictions; provided, that the Company shall not bear any underwriter’s discounts or commissions or fees or fees of placement agents or fees and disbursements of counsel for the Investor.

3.2                               Indemnification. In the event the Investor’s Shares are included in a registration statement under Article 2:

(a)                                 Indemnity by Company. Without limitation of any other indemnity provided to the Investor, to the extent permitted by law, the Company will indemnify and hold harmless the Investor, the Affiliates, officers, directors and partners or members of the Investor, each underwriter (as defined in the Securities Act), and each Person, if any, who controls (within the meaning of the Securities Act) the Investor or an underwriter, against any losses, claims, damages, liabilities and expenses (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in such registration statements (including any preliminary prospectus, summary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any other violation or alleged violation by the Company, its officers, employees or agents of this Agreement, the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse the Investor and its Affiliates, officers, directors, partners or members, underwriter and controlling Person on demand for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable to the Investor in any such case for any such loss, claim, damage, liability, expense or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor or any Affiliate, officer, director, partner, member or controlling Person thereof as provided in section 3.2(b) below;

(b)                                 Indemnity by the Investor. In connection with any registration statement in which the Investor is participating, the Investor will furnish to the Company in writing such reasonably necessary information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any Violation, but only to the extent that such Violation is contained in any information furnished in writing to the

Company by the Investor stated to be specifically for use in such registration statement or prospectus (the furnishing of such reasonably necessary information by the Investor being a condition precedent to the Company’s obligation to cause the registration statement to become effective); provided, that the obligation to indemnify will be several and not joint with any other Person and will be limited to the net amount received by the Investor from the sale of Shares pursuant to such registration statement;

(c)                                  Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 3.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.2 only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 3.2.  Consent of the indemnified party shall be required for the entry of any judgment or to enter into a settlement if such judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation;

(d)                                 Contribution.  If the indemnification provided for in this Section 3.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount an Investor shall be obligated to contribute pursuant to this Section 3.2(d) shall be limited to an amount equal to the proceeds to the Investor of the Shares sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Investor has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Shares).  No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim, effected without such Person’s written consent, which consent shall not be unreasonably withheld; and

(e)                                  Survival of Indemnity. The indemnification provided by this Section 3.2 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

3.3                               Rule 144. In order to permit the Investor to sell the Shares it holds, if it so desires, from time to time pursuant to Rule 144 under the Securities Act promulgated by the Commission or any successor to such rule or any other rule or regulation of the Commission that may at any time permit the Investor to sell its Shares to the public without registration (“Resale Rules”), the Company will:

(a)                                 comply with all rules and regulations of the Commission applicable in connection with use of the Resale Rules;

(b)                                 make and keep adequate and current public information available, as those terms are understood and defined in the Resale Rules, at all times;

(c)                                  file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(d)                                 furnish to the Investor so long as it owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Resale Rules, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing an Investor of any rule or regulation of the Commission which permits the selling of any such Shares without registration; and

(e)                                  take any action (including cooperating with the Investor to cause the transfer agent to remove any restrictive legend on certificates evidencing the Shares) as shall be reasonably requested by the Investor or which shall otherwise facilitate the sale of Shares from time to time by the Investor pursuant to the Resale Rules.

3.4                               Investor Status and Responsibilities. The Investor acknowledges the limitations that may be imposed upon the Investor under Section 10 of the Exchange Act and the rules and regulations thereunder in connection with the Investor’s sale or transfer of Shares and agrees to sell or transfer any such Shares only subject to any such applicable limitations.

4.                                      MISCELLANEOUS.

4.1                               Amendment; Termination. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto. This Agreement shall terminate when the Investor no longer owns any Shares.

4.2                               Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing, personally delivered or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by Federal Express or another nationally recognized overnight commercial courier against receipt, or sent by facsimile or electronic mail providing that a confirming copy is simultaneously sent by Federal Express or other nationally recognized overnight commercial courier:

If to the Company, addressed as follows:

Sunstone Hotel Investors, Inc.

120 Vantis, Suite 350

Aliso Viejo, California 92656

Attention: Legal Department

Telephone No.: (949) 382-3005

Facsimile No.: (949) 382-4060

Email: dsloan@sunstonehotels.com; jkessler@sunstonehotels.com with a copy to:

Sunstone Hotel Investors, Inc.

120 Vantis, Suite 350

Aliso Viejo, California 92656

Attention: Finance Department

Telephone No.: (949) 382-3082

Facsimile No.: (949) 382-4060

Email: bgiglia@sunstonehotels.com; jarabia@sunstonehotels.com and with a copy to:

Ginsberg Jacobs LLC

300 South Wacker Drive, Suite 2450

Chicago, Illinois 60606

Attention: Steven F. Ginsberg and Ana L. Acena

Telephone No.: (312) 660-9614 and (312) 660-9618

Facsimile No.: (312) 660-9612

E-mail: sginsberg@ginsbergjacobs.com; aacena@ginsbergjacobs.com

If to the Investor, addressed as follows:

BRE/Hawaii Holdings LLC

c/o Blackstone Real Estate Partners VI, L.P.

345 Park Avenue

New York, New York 10154

Attention: Tyler Henritze

Facsimile No.: 646-253-8712

E-mail: henritze@blackstone.com

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Sas Mehrara and Brian Stadler

Telephone No: (212) 455-2000

Facsimile No.: (212) 455-2502

Email: smehrara@stblaw.com; bstadler@stblaw.com

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.  Such notice shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused.  The inability to deliver a notice because of a changed address of which proper notice was not given shall be deemed a refusal of such notice.

4.3                               Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

4.4                               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5                               Interpretation. The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. References to Articles, Sections or Subsections shall refer to those portions of this Agreement.

4.6                               Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

4.7                               Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  At the election of the Investor, upon notice to the Company, in the event that any transferee of the Investor shall acquire Shares in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if applicable, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

4.8                               Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

4.9                               Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.

4.10                        Specific Performance. Each of the parties acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other parties will not have an adequate remedy at law if it shall fail to perform any of its obligations hereunder, and each party therefore confirms that the right of each other party hereto to specific performance of the terms of this Agreement is essential to protect the rights and interests of such parties. Accordingly, in addition to any other remedies that the parties may have at law or in equity, each party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by each other party, and shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by each other party.

4.11                        Recapitalizations; Reorganization. In the event that any Shares or other securities are issued in respect of, in exchange for, or in substitution of the Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, share dividend, split-up, sale of assets, distribution to stockholders or combination of the Shares or any other similar change in the Company’s capital structure, the Company agrees that appropriate adjustments shall be made to this Agreement to ensure that the Investor has, immediately after consummation of such transaction, substantially the same rights in respect of the Company or another issuer of securities, as applicable, as it has immediately prior to consummation of such transaction in respect of the Company under this Agreement.

* * * * *

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date and year first above written.

SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation

By:	/s/ Bryan A. Giglia
Name: Bryan A. Giglia
Title: CFO

Signature Page to Registration Rights Agreement

BRE/HAWAII HOLDINGS LLC

By:	/s/ Glenn Alba
Name: Glenn Alba
Title: Managing Director and Vice President

Signature Page to Registration Rights Agreement